                                                                  EXHIBIT 23(P)

                               AUDITORS' CONSENT

  We have issued our report dated July 23, 1998, accompanying the combined financial statements of Grand Valley Equipment, Inc. and Kubota of Grand Rapids, Inc. contained in the Registration Statement and Prospectus of United Rentals, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ Beene Garter LLP

September 21, 1998
Grand Rapids, Michigan